Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (Form S-3 No. 333-130903) and (Form S-3 No. 333-133909) of Hollywood Media Corp. and in the related Prospectuses, in the Registration Statements (Form S-8 No. 333-14659) and (Form S-8 No. 333-45098) pertaining to the 1993 Stock Option Plan, as amended, and the Directors Stock Option Plan, (Form S-8 No. 333-62152) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, 401(k) Plan and the Director's Stock Option Plan, (Form S-8 No. 333-114176) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan as Amended October 30, 2003 and the Hollywood Media Corp. Directors Stock Option Plan as Amended May 1, 2003, (Form S-8 No. 333-124559) pertaining to the Hollywood Media Corp. 2004 Stock Incentive Plan and (Form S-8 No. 333-158223) pertaining to the Hollywood Media Corp. 401(k) Plan of Hollywood Media Corp. and Subsidiaries, of our report dated April 16, 2012, which appears in the annual report on Form 10-K of Hollywood Media Corp. and Subsidiaries for the year ended December 31, 2012.

/s/ KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida

April 1, 2013